Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated September 13, 2002 (except for Note 15 and Note 14, as to which the date is December 23, 2002 and May 8, 2003, respectively), with respect to the financial statements of Stream S.p.A. included in The News Corporation Limited’s Annual Report (Form 20-F) for the year ended June 30, 2003, filed with the Securities and Exchange Commission.

/s/    Reconta Ernst & Young S.p.A.

Rome, Italy

January 30, 2004